Exhibit 99.1

NextGen Healthcare Reports Fiscal 2021 Fourth Quarter and Full Year Results

ATLANTA — May 26, 2021 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today announced its operating results for the fiscal fourth quarter and full year 2021 ended March 31, 2021.

Fiscal 2021 Fourth Quarter and Full Year Highlights

•

Total revenue for the fiscal 2021 fourth quarter was $144.2 million compared to $136.4 million for the same period a year ago. Revenue for the fiscal year ended March 31, 2021 was $556.8 million compared to $540.2 million a year ago.

•	Subscription services revenue in the fiscal fourth quarter generated $38.2 million, or 16 percent growth over the prior year period, driven by demand for patient experience-related solutions.
•	Fiscal 2021 fourth quarter bookings, which reflects annual contract value, was $35.1 million, 13 percent higher than the prior year period.
•

Net loss for the fiscal 2021 fourth quarter was ($0.6) million compared to net loss of ($4.2) million for the same period a year ago. Net income for fiscal year 2021 was $9.5 million compared with net income of $7.5 million a year ago.

•

On a GAAP basis, fully diluted net loss per share in the fiscal 2021 fourth quarter was $0.01 compared to a net loss of $0.06 per share the same period a year ago. On a GAAP basis, fully diluted net income per share for fiscal year 2021 was $0.14 compared to $0.11 per share a year ago.

•

On a non-GAAP basis, fully diluted earnings per share for the fiscal 2021 fourth quarter was $0.21 compared to $0.20 for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for fiscal year 2021 was $0.98 compared to $0.83 reported a year ago.

•

Cash flow from operations for the fiscal 2021 fourth quarter was $22.5 million compared to $21.2 million for the same period a year ago. Free cash flow for the fiscal 2021 fourth quarter was $14.7 million compared to $16.1 million for the same period a year ago. Cash flow from operations for fiscal year 2021 was $98.5 million compared to $85.6 million for the same period a year ago. Free cash flow for fiscal year 2021 was $70.2 million compared to $58.7 million for the same period a year ago.

•

Entered into a $300 million second amended and restated revolving credit agreement facility, that includes a $150 million “accordion” feature, which could accommodate borrowing up to $450 million in the aggregate.

“NextGen Healthcare’s achievements during this unprecedented year are outstanding,” said president and CEO, Rusty Frantz. “We were decisive and kept focused on employee safety and meeting the needs of our clients in this challenging and transformational time.  We leveraged our solid financial position, award winning platform solution and a resilient and well-equipped employee base to deepen our client relationships and gain new ones.”

Frantz continued, “We delivered excellent fiscal Q4 financial results, led by an increasing number of large wins and strong ongoing demand for our full platform offering.  This momentum provides a great launch pad for Spring ’21 major platform release. This release brings forward exciting advancements, including our NextGen® Patient Experience Platform and much more as we detailed at our March investor event. In summary, we enter fiscal year 2022 with positive momentum, a major platform launch, and are well positioned to achieve both our corporate growth goals and increasing shareholder value.”

Fiscal Year 2022 Financial Outlook

The Company’s outlook for fiscal year 2022:

•	Revenue between $574 and $584 million, and
•	Non-GAAP earnings per share range between $0.89 and $0.95

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal year 2021 and fourth quarter operating results today at 5:00 p.m. Eastern time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers and referencing participant code 8675815 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days until August 26, 2021.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-

GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, net securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2021 was 20.0%. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2022 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical,

behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

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Media Relations Contact

Tami Stegmaier

(949) 237-6083

tstegmaier@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Revenues:
Recurring	$129,363	$124,490	$502,819	$489,313
Software, hardware, and other non-recurring	14,825	11,892	54,002	50,926
Total revenues	144,188	136,382	556,821	540,239
Cost of revenue:
Recurring	54,660	51,992	212,199	205,057
Software, hardware, and other non-recurring	7,533	7,088	26,457	26,904
Amortization of capitalized software costs and acquired intangible assets	7,588	9,259	36,768	35,478
Total cost of revenue	69,781	68,339	275,424	267,439
Gross profit	74,407	68,043	281,397	272,800
Operating expenses:
Selling, general and administrative	48,870	43,159	180,529	165,174
Research and development costs, net	21,390	21,429	75,501	83,295
Amortization of acquired intangible assets	1,113	1,449	4,449	4,143
Impairment of assets	3,324	8,218	5,539	12,571
Restructuring costs	—	77	2,562	2,505
Total operating expenses	74,697	74,332	268,580	267,688
Income (loss) from operations	(290)	(6,289)	12,817	5,112
Interest income	11	111	38	256
Interest expense	(643)	(661)	(3,516)	(1,955)
Other income (expense), net	(47)	632	(64)	846
Income (loss) before benefit of income taxes	(969)	(6,207)	9,275	4,259
Benefit of income taxes	(389)	(1,965)	(240)	(3,239)
Net income (loss)	$(580)	$(4,242)	$9,515	$7,498
Net income (loss) per share:
Basic	$(0.01)	$(0.06)	$0.14	$0.11
Diluted	$(0.01)	$(0.06)	$0.14	$0.11
Weighted-average shares outstanding:
Basic	67,029	65,988	66,739	65,474
Diluted	67,919	65,988	66,885	65,612

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2021	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$73,295	$138,012
Restricted cash and cash equivalents	5,280	2,307
Accounts receivable, net	77,541	80,006
Contract assets	19,481	12,529
Income taxes receivable	765	856
Prepaid expenses and other current assets	31,282	26,305
Total current assets	207,644	260,015
Equipment and improvements, net	14,539	19,836
Capitalized software costs, net	41,474	37,004
Operating lease assets	18,446	31,004
Deferred income taxes, net	19,474	10,620
Contract assets, net of current	1,976	3,007
Intangibles, net	36,700	57,809
Goodwill	267,212	267,165
Other assets	37,021	33,656
Total assets	$644,486	$720,116
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,378	$10,521
Contract liabilities	52,863	56,786
Accrued compensation and related benefits	50,374	23,792
Income taxes payable	584	148
Operating lease liabilities	12,735	10,619
Other current liabilities	52,699	41,352
Total current liabilities	180,633	143,218
Deferred compensation	6,620	5,300
Line of credit	—	129,000
Operating lease liabilities, net of current	18,453	38,823
Other noncurrent liabilities	7,136	3,281
Total liabilities	212,842	319,622
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 67,069 and 66,134 shares at March 31, 2021 and March 31, 2020, respectively	671	661
Additional paid-in capital	304,263	282,857
Accumulated other comprehensive loss	(1,924)	(2,143)
Retained earnings	128,634	119,119
Total shareholders' equity	431,644	400,494
Total liabilities and shareholders' equity	$644,486	$720,116

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(580)	$(4,242)	$9,515	$7,498
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,280	4,123	20,108	17,085
Amortization and write-off of debt issuance costs	494	178	1,026	710
Amortization of other intangibles	3,421	6,585	21,109	22,536
Change in fair value of contingent consideration	(1,442)	(1,375)	(1,367)	(950)
Deferred income taxes	(8,812)	(5,417)	(8,854)	(5,379)
Depreciation	1,909	1,719	7,997	8,172
Excess tax deficiency (benefit) from share-based compensation	(72)	(7)	798	(53)
Impairment of assets	3,324	8,218	5,539	12,571
Loss (gain) on disposal of equipment and improvements	(15)	—	12	41
Non-cash operating lease costs	1,633	1,854	6,786	8,108
Provision for bad debts	790	941	2,834	3,367
Recovery of inventory obsolescence	—	(6)	—	—
Restructuring costs, net of amounts paid	—	(257)	—	—
Share-based compensation	5,947	5,866	22,710	19,694
Changes in assets and liabilities, net of amounts acquired:
Accounts receivable	(1,590)	(1,247)	(369)	4,937
Contract assets	(1,863)	377	(5,921)	1,458
Accounts payable	3,410	1,007	615	3,330
Contract liabilities	4,208	3,881	(3,923)	(133)
Accrued compensation and related benefits	10,372	(1,260)	26,582	(2,419)
Income taxes	5,109	4,275	1,615	2,454
Deferred compensation	(4)	(898)	1,320	(605)
Operating lease liabilities	(6,693)	(2,542)	(16,736)	(9,684)
Other assets and liabilities	(2,286)	(543)	7,122	(7,137)
Net cash provided by operating activities	22,540	21,230	98,518	85,601
Cash flows from investing activities:
Additions to capitalized software costs	(5,664)	(4,647)	(24,578)	(19,432)
Additions to equipment and improvements	(2,215)	(498)	(3,761)	(7,449)
Acquisition related working capital adjustment payments	—	—	(206)	—
Payments for acquisitions, net of cash acquired	—	(86)	—	(71,691)
Proceeds from over-funded corporate-owned life insurance policies	—	—	—	2,500
Net cash used in investing activities	(7,879)	(5,231)	(28,545)	(96,072)
Cash flows from financing activities:
Proceeds from line of credit	—	100,000	50,000	137,000
Repayments on line of credit	(29,000)	(8,000)	(179,000)	(19,000)
Payment of debt issuance costs	(1,423)	—	(1,423)	—
Proceeds from issuance of shares under employee plans	1,482	333	3,479	2,409
Payments for taxes related to net share settlement of equity awards	(876)	(499)	(4,773)	(4,141)
Net cash provided by (used in) financing activities	(29,817)	91,834	(131,717)	116,268
Net increase (decrease) in cash, cash equivalents, and restricted cash	(15,156)	107,833	(61,744)	105,797
Cash, cash equivalents, and restricted cash at beginning of period	93,731	32,486	140,319	34,522
Cash, cash equivalents, and restricted cash at end of period	$78,575	$140,319	$78,575	$140,319

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Recurring revenues:
Subscription services	$38,218	$32,884	$148,403	$127,602
Support and maintenance	38,419	39,671	152,956	158,619
Managed services	27,032	26,819	103,138	104,549
Electronic data interchange and data services	25,694	25,116	98,322	98,543
Total recurring revenues	129,363	124,490	502,819	489,313

Software, hardware, and other non-recurring revenues:
Software license and hardware	8,163	4,707	28,825	27,270
Other non-recurring services	6,662	7,185	25,177	23,656
Total software, hardware and other non-recurring revenues	14,825	11,892	54,002	50,926

Total revenues	$144,188	$136,382	$556,821	$540,239

Recurring revenues as a percentage of total revenues	89.7%	91.3%	90.3%	90.6%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Income (loss) before benefit of income taxes - GAAP	$(969)	$(6,207)	$9,275	$4,259
Non-GAAP adjustments:
Acquisition costs, net	(1,409)	(263)	(1,029)	2,112
Amortization of acquired intangible assets	3,421	6,585	21,109	22,536
Amortization of deferred debt issuance costs	494	178	1,026	710
Impairment of assets	3,324	8,218	5,539	12,571
Restructuring costs	—	77	2,562	2,505
Securities litigation defense costs, net of insurance	6,060	1,333	16,274	2,426
Share-based compensation	5,947	5,866	22,710	19,694
Other non-run-rate expenses*	620	1,522	4,754	3,226
Total adjustments to GAAP income before provision for income taxes:	18,457	23,516	72,945	65,780
Income before provision for income taxes - Non-GAAP	17,488	17,309	82,220	70,039
Provision for income taxes	3,498	3,808	16,444	15,409
Net income - Non-GAAP	$13,990	$13,501	$65,776	$54,630
Diluted net income per share - Non-GAAP	$0.21	$0.20	$0.98	$0.83
Weighted-average shares outstanding (diluted):	67,919	65,988	66,885	65,612

* Other non-run-rate expenses for the three months ended March 31, 2021 consist primarily of $552 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan and $68 of professional services costs not related to core operations.  Other non-run-rate expenses for the year ended March 31, 2021 consist primarily of $3,183 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses and severance expense, related to the restructuring plan, $1,472 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the three months ended March 31, 2020 consist primarily of $787 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $474 of professional services costs not related to core operations, and $261 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic. Other non-run-rate expenses for the year ended March 31, 2020 consist primarily of $2,411 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $554 of professional services costs not related to core operations, and $261 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$22,540	$21,230	$98,518	$85,601
Additions to capitalized software costs	(5,664)	(4,647)	(24,578)	(19,432)
Additions to equipment and improvements	(2,215)	(498)	(3,761)	(7,449)
Free cash flow	$14,661	$16,085	$70,179	$58,720